UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

___________

Date of Report (date of earliest event reported): June 30, 2014

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (781) 276-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Aware Inc. previously announced on June 26, 2014 that its Board of Directors declared a special cash dividend of $1.75 per share payable to the company’s common stockholders (approximately $40 million in the aggregate). The record date for the special cash dividend will be the close of business on July 10, 2014 and the payable date for the special cash dividend will be July 24, 2014.

On June 30, 2014, Aware Inc. announced that NASDAQ had set an ex-dividend date for the special cash dividend. An ex-dividend date of July 25, 2014 has been established by NASDAQ.

A copy of the press release issued by the company with respect to the foregoing matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed as part of this report:

(d) EXHIBITS.

Number	Description
99.1	Press release issued by Aware, Inc. on June 30, 2014, entitled “NASDAQ Sets Ex-Dividend Date for Aware, Inc.’s Special Cash Dividend of $1.75 Per Share.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: June 30, 2014	By:	/s/ Richard P. Moberg
Richard P. Moberg co-Chief Executive Officer and co-President
Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Press release issued by Aware, Inc. on June 30, 2014, entitled “NASDAQ Sets Ex-Dividend Date for Aware, Inc.’s Special Cash Dividend of $1.75 Per Share.”